Exhibit 99.1
NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President — Investor Relations
Atlas Energy, Inc.
215/546-5005
215/553-8455 (fax)

ATLAS ENERGY, INC. REPORTS OPERATING AND FINANCIAL
RESULTS
FOR THE THIRD QUARTER 2009
Philadelphia, PA — November 5, 2009, Atlas Energy, Inc. (NASDAQ: ATLS) (“Atlas Energy” or “the Company”) today reported operating and financial results for the third quarter 2009.
Highlights of Atlas Energy’s operations (as previously reported) and financial results include the following:
•	Atlas Energy successfully drilled and completed two additional horizontal Marcellus Shale wells in southwestern Pennsylvania: one in western Fayette County and another in eastern Greene County. The Fayette County well, which is the first horizontal Marcellus Shale well drilled and completed in the county, has produced into a pipeline an average of 3.3 million cubic feet per day (“Mmcf/d”) for its first 30 days. This well inclined for most of its first 30 days and is showing very little decline after 40 days. The Company’s second horizontal Marcellus Shale well drilled during 2009 in Greene County is exhibiting a similar flat production profile after an initial peak rate of 3.5 Mmcf/d. Both of these wells are producing at rates that exceed the Company’s assumed 4 billion cubic feet (“Bcf”) type curve. Atlas’s last four horizontal Marcellus Shale wells that were turned into line in southwestern Pennsylvania had an average peak 24-hour rate of 5.1 Mmcfe/d;

•	During the first nine months of 2009, Atlas successfully drilled 14 horizontal Marcellus Shale wells. Four of these wells are online, one is flowing but not yet online, three will be returned to production as a gas processing plant has been brought back onto production this week, and six are yet to be frac’d;

•	Adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP measure, was $56.2 million for the Company’s Exploration and Production operations (“E&P Operations”) for the third quarter 2009, as compared with $75.9 million for the prior year comparable quarter. The decrease from the prior year comparable quarter was primarily related to 1) lower commodity prices, partially offset by higher natural gas production volumes and strong hedge protection, and 2) the comparable year over year timing of the offering of direct investment programs (funds received in the fourth quarter 2009 are already five times higher than funds received in the third quarter 2009). As a result of the currently realized and continued expected increase in direct investment funds received in the fourth quarter 2009, and higher anticipated production volumes and realized natural gas prices compared to the third quarter 2009, the Company expects to generate $68 million to $72 million of adjusted EBITDA in the fourth quarter 2009. A reconciliation from net income to adjusted EBITDA is provided in the financial tables of this release;

•	The Company reaffirms its 2009 total production guidance of 37 to 37.5 billion cubic feet equivalents (“Bcfe”), up approximately 7% from 2008, and between 45 and 50 Bcfe for 2010, up 28% at the midpoint compared to estimated 2009 production. Due to increasing Marcellus Shale production, Atlas Energy expects to exit 2009 with over 50 million cubic feet (“Mmcf”) per day of net production in Appalachia and expects this figure to more than double by the end of 2010;

•	Atlas Energy’s natural gas and oil production in Appalachia was 41.3 million cubic feet equivalents (“Mmcfe”) per day for the third quarter 2009, compared to 35.7 Mmcfe per day for the prior year third quarter, up approximately 16%. The increase is due primarily to Atlas Energy’s expanding drilling programs and increased production from the Marcellus Shale. Michigan segment natural gas production was 58.6 Mmcfe per day in the third quarter 2009, compared to 60.5 Mmcfe per day in the prior year comparable quarter, but higher than the second quarter 2009 production of 58.1 Mmcfe per day; and

•	Adjusted net income was $3.8 million for the third quarter 2009 compared with $9.9 million for the prior year third quarter. Adjusted diluted net income per share was $0.09 for the third quarter 2009 compared with $0.23 per share for the third quarter 2008. Inclusive of the impact of the consolidation of Atlas Pipeline Partners, L.P. (“APL”) and Atlas Pipeline Holdings, L.P. (“AHD”) and other items, on a GAAP basis, the Company recognized a net loss of $0.7 million for the third quarter 2009 compared with net income of $24.1 million for the prior year third quarter. A reconciliation of net income to adjusted net income is provided in the financial tables of this release.
Recent Events
•	On September 29, 2009, Atlas America, Inc. and Atlas Energy Resources, LLC (“ATN”) completed their merger (the “Merger”) to form Atlas Energy, Inc. Atlas Energy’s common stock continues to trade on NASDAQ under the symbol “ATLS.” Atlas Energy expects to continue the accelerated expansion of its leading Marcellus Shale position in southwestern Pennsylvania with retained cash flows from operations. As a result of the Merger, Atlas Energy has a single class of publicly traded common equity with one board of directors.

•	Atlas Energy began marketing the $275 million Atlas Resources Public #18-2009 (C) drilling program (1) in September of this year. When combined with the $125 million Atlas Resources Public #18-2009 (B) drilling program completed earlier this year, Atlas expects to raise approximately $400 million in 2009 through its direct investment programs.

•	ATN’s bank group, as a result of the regularly scheduled semi-annual review, approved ATN’s borrowing base related to its senior secured revolving credit facility at $575 million. All other terms and conditions remain the same. JP Morgan led the group of 26 lenders in the review process. As of September 30, 2009, ATN had $270 million outstanding against the revolving facility.
Appalachia Segment
•	Atlas Energy drilled 19 gross vertical Marcellus Shale wells and 5 gross horizontal Marcellus Shale wells in the third quarter 2009.

•	As of September 30, 2009, the Company held approximately 873,600 net acres in the Appalachian Basin, of which approximately 599,800 were undeveloped.

•	As of September 30, 2009, the Company had an interest in approximately 9,900 gross producing wells in Appalachia, of which it operated approximately 85%.

•	Partnership management margin (2) was $18.1 million for the third quarter 2009, compared to $23.0 million for the prior year third quarter. The lower partnership management margin in the third quarter 2009 compared to the prior year was due primarily to the comparable year over year timing of the offering of direct investment programs.
Michigan/Indiana Segment
•	Natural gas and oil production from the Michigan segment averaged 58.6 Mmcfe per day during the third quarter 2009, up from 58.1 Mmcfe per day in the second quarter 2009.

•	At September 30, 2009, the Company had approximately 271,900 net acres in the Antrim Shale in Michigan, of which approximately 26,400 were undeveloped. The Company also had access to approximately 250,000 gross acres in the New Albany Shale in Indiana, of which approximately 243,000 acres were undeveloped.

Corporate and Other
•	General and administrative expense, excluding amounts attributable to APL and AHD, was $22.5 million for the third quarter 2009, compared to $14.4 million for the prior year comparable quarter. The increase in the third quarter 2009 compared to the prior year was primarily related to 1) $6.1 million of non-recurring expenses related to the Merger and 2) the timing of the offering and receipt of funds associated with the direct investment programs, which influences the capitalization of costs directly related to those programs.

•	Depreciation, depletion and amortization expense, excluding amounts attributable to APL and AHD, was $24.6 million in the third quarter 2009, compared to $23.6 million in the prior year comparable quarter. The increase was due primarily to the increase in production in the Company’s Appalachia segment, notably from Marcellus Shale production.

•	Interest expense, excluding amounts attributable to APL and AHD, was $18.5 million for the third quarter 2009, compared to $14.8 million for the prior year third quarter. The increase in interest expense was primarily due to ATN’s $200 million 12.5% senior note offering in July 2009, partially offset by lower average borrowings under its credit facility.
Hedging Summary
The Company entered into additional hedging contracts during the third quarter 2009 for its natural gas production.
A summary of the Company’s current equity hedge positions as of November 5, 2009 is as follows:
Natural Gas

Fixed Price Swaps
	Average
Production Period	Fixed Price	Volumes
Ended December 31,	(per mcf)(1)(2)	(per mcf)(1)
2009(3)	$8.48	7,338,385
2010	$7.75	25,551,562
2011	$7.20	16,073,364
2012	$7.23	13,954,642
2013	$7.27	9,886,929

Costless Collars
	Average	Average
Production Period	Floor Price	Ceiling Price	Volumes
Ended December 31,	(per mcf)(1)(2)	(per mcf)(1)(2)	(per mcf)(1)
2009(3)	$11.25	$15.68	42,746
2010	$8.03	$9.22	2,420,645
2011	$6.45	$7.68	8,685,232
2012	$6.67	$7.88	7,650,684
2013	$6.77	$8.00	8,773,111

Crude Oil

Fixed Price Swaps
	Average
Production Period	Fixed Price	Volumes
Ended December 31,	(per bbl)(1)	(bbls)(1)
2009(3)	$98.85	9,017
2010	$97.30	36,977
2011	$69.77	32,194
2012	$71.55	26,139
2013	$72.26	5,900

Costless Collars
	Average	Average
Production Period	Floor Price	Ceiling Price	Volumes
Ended December 31,	(per bbl)(1)	(per bbl)(1)	(bbls)(1)
2009(3)	$85.00	$115.72	5,589
2010	$85.00	$112.72	23,442
2011	$60.00	$80.92	20,361
2012	$60.00	$86.50	16,777
2013	$60.00	$88.90	3,540

(1)	“Mcf” represents thousand cubic feet; “bbl” represents barrel.

(2)	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.

(3)	Reflects hedges covering the last three months of 2009.
Interest in Atlas Pipeline and Atlas Pipeline Holdings
Through Atlas Energy’s controlling interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD), which owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL) and owns 5.8 million limited partner units in APL, the Company recognizes approximately 11% of APL’s net income after eliminating minority interest from non-controlling parties. A consolidating statement of operations and balance sheet has been provided in the financial tables of the release, which segregates the Atlas Energy E&P Operations financial results from the Atlas Pipeline midstream financial results.
* * *
Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, Inc.’s third quarter 2009 results on Friday, November 6, 2009 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergyresources.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on November 6, 2009 by dialing 888-286-8010, passcode: 75002061.

(1)	Atlas Energy’s subsidiary serves as managing general partner of the partnership. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Anthem Securities, Inc. (a subsidiary of Atlas Energy), 1550 Coraopolis Heights Rd. — 3rd Floor, Moon Township, PA 15108.

(2)	Partnership management margin is comprised of Well Construction & Completion margin, Well Services margin and Administration & Oversight Fee revenues.
The Company has a 100.0% ownership interest in Atlas Energy Resources, LLC (“ATN”), an approximate 2.2% direct ownership interest in Atlas Pipeline Partners, L.P. (“APL”), a publicly-traded limited partnership, and an approximate 64.4% limited partner interest and 100% of the general partner interest in Atlas Pipeline Holdings, L.P. (“AHD”). The Company’s financial results are presented on a consolidated basis with those of ATN, AHD, and APL. Non-controlling minority interests in ATN, AHD, and APL are reflected as income (expense) in the Company’s consolidated statements of operations and as a component of stockholders’ equity on its consolidated balance sheet. A consolidating statement of operations and balance sheet has also been provided in the financial tables to the release for the comparable periods presented.
Please see the respective AHD and APL earnings releases for more information with regard to their third quarter 2009 financial results.
Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships. Atlas Energy, Inc. also owns 1.1 million common units in Atlas Pipeline Partners, L.P. (NYSE: APL) and a 64% interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD), a limited partnership which owns the general partner interest, all the incentive distribution rights and approximately 5.8 million common units of Atlas Pipeline Partners, L.P. For more information, please visit our website at www.atlasamerica.com, or contact Investor Relations at InvestorRelations@atlasamerica.com.
Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 8,750 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.
Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common of Atlas Pipeline Partners, L.P.
Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Energy, Inc. cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the recently completed merger between a subsidiary of Atlas America and Atlas Energy Resources, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; inability to obtain capital needed for operations; the level of indebtedness; changes in government environmental policies; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in either company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including each company’s report on Form 10-K for the year ended December 31, 2008, and subsequent quarterly reports on Forms 10-Q. Forward-looking statements speak only as of the date hereof, and each company assumes no obligation to update such statements.

ATLAS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Well construction and completion	$81,496	$116,987	$257,231	$343,466
Gas and oil production	65,986	81,235	207,908	236,417
Transmission, gathering and processing	205,603	410,942	555,373	1,218,359

Administration and oversight	3,149	5,216	9,644	15,370
Well services	5,012	5,299	14,911	15,363
Gain on asset sales	55	—	105,746	—
Gain (loss) on mark-to-market derivatives(1)	1,032	147,505	(17,245)	(257,344)
Other, net	4,851	3,818	11,696	11,842

Total revenue	367,184	771,002	1,145,264	1,583,473

Costs and expenses:
Well construction and completion	69,138	101,727	218,236	298,666
Gas and oil production	12,128	12,688	33,217	35,735
Transmission, gathering and processing	167,862	333,988	470,752	992,504
Well services	2,378	2,753	6,922	7,815
General and administrative	32,066	12,647	81,619	58,592
Depreciation, depletion and amortization	46,460	44,325	147,427	129,539

Total costs and expenses	330,032	508,128	958,173	1,522,851

Operating income (loss)	37,152	262,874	187,091	60,622

Interest expense	(47,754)	(37,331)	(124,322)	(106,538)

Income (loss) from continuing operations before income tax provision (benefit)	(10,602)	225,543	62,769	(45,916)
Provision (benefit) for income taxes	(716)	13,647	5,555	12,288

Net income (loss) from continuing operations	(9,886)	211,896	57,214	(58,204)

Discontinued operations:
Gain on sale of discontinued operations (net of income tax provision of $2,228 for the nine months ended September 30, 2009)	—	—	48,851	—
Income from discontinued operations (net of income tax provision of $277 for the three months ended September 30, 2008 and $498 and $848 for the nine months ended September 30, 2009 and 2008, respectively)	—	6,261	10,918	20,181

Net income (loss)	(9,886)	218,157	116,983	(38,023)
(Income) loss attributable to non-controlling interests	9,172	(194,054)	(103,686)	60,777

Net income (loss) attributable to common shareholders	$(714)	$24,103	$13,297	$22,754

Net income (loss) attributable to common shareholders per share — basic:
Income (loss) from continuing operations attributable to common shareholders	$(0.02)	$0.59	$0.23	$0.54
Discontinued operations attributable to common shareholders	0.00	0.01	0.11	0.03

Net income (loss) attributable to common shareholders	$(0.02)	$0.60	$0.34	$0.57

Net income (loss) attributable to common shareholders per share — diluted:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Income (loss) from continuing operations attributable to common shareholders	$(0.02)	$0.56	$0.22	$0.51
Discontinued operations attributable to common shareholders	0.00	0.01	0.11	0.03

Net income (loss) attributable to common shareholders	$(0.02)	$0.57	$0.33	$0.54

Weighted average common shares outstanding:
Basic	39,780	40,093	39,460	40,251

Diluted	39,780	41,994	40,051	42,121

Income (loss) attributable to common shareholders:
Income (loss) from continuing operations (net of income tax provision (benefit) of ($716) and $13,647 for the three months ended September 30, 2009 and 2008, respectively, and $5,555 and $12,288 for the nine months ended September 30, 2009 and 2008, respectively)	$(714)	$23,670	$9,044	$21,431
Discontinued operations (net of income tax provision of $277 for the three months ended September 30, 2008 and $2,726 and $848 for the nine months ended September 30, 2009 and 2008, respectively)	—	433	4,253	1,323

Net income (loss) attributable to common shareholders	$(714)	$24,103	$13,297	$22,754

(1)	Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of the Company’s consolidated subsidiary, Atlas Pipeline, and the underlying hydrocarbon derivatives do not represent present or potential future obligations of the Company.

ATLAS ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands, except per share data)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$35,693	$104,496
Accounts receivable	145,894	172,427
Current portion of derivative asset	88,960	152,726
Prepaid expenses and other	28,781	57,679
Current assets of discontinued operations	—	13,441

Total current assets	299,328	500,769

Property, plant and equipment, net	3,708,389	3,744,815
Goodwill and intangible assets, net	212,705	232,651
Long-term derivative asset	42,405	69,451
Investment in joint venture	133,740	—
Other assets, net	75,159	56,030
Long-term assets of discontinued operations	—	242,165

	$4,471,726	$4,845,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$12,000	$—
Accounts payable	105,929	140,725
Liabilities associated with drilling contracts	16,590	96,883
Accrued producer liabilities	45,539	66,846
Current portion of derivative liability	46,570	73,776
Accrued and other current liabilities	188,783	138,424
Current liabilities of discontinued operations	—	10,572

Total current liabilities	415,411	527,226

Long-term debt, less current portion	2,115,505	2,413,082
Deferred tax liability	51,158	242,058
Long-term derivative liability	33,847	59,103
Other long-term liabilities	71,962	74,844

Stockholders’ equity:
Stockholders’ equity	1,131,025	390,372
Accumulated other comprehensive income	50,351	21,143

	1,181,376	411,515
Non-controlling interests	602,467	1,118,053

Total stockholders’ equity	1,783,843	1,529,568

	$4,471,726	$4,845,881

ATLAS ENERGY, INC.
Financial and Operating Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income attributable to common shareholders per share — basic	$(0.02)	$0.60	$0.34	$0.57
Adjusted net income attributable to common shareholders per share — basic(1)	$0.09	$0.25	$0.63	$0.76
Pro forma adjusted net income attributable to common shareholders per share — basic(1)	$0.10	$0.30	$0.65	$0.78
E&P Operations Discretionary Cash Flow per Share(2)	$0.58	$0.78	$2.18	$2.36

Production revenues (in thousands):
Gas	$62,748	$77,253	$199,519	$224,345
Oil	3,238	3,982	8,389	12,072

Production volume:(3) (4)
Appalachia:
Gas (Mcfd)	38,579	33,228	39,749	31,929
Oil (Bpd)	460	413	442	410
Total (Mcfed)	41,339	35,706	42,401	34,389
Michigan:
Gas (Mcfd)	58,519	60,436	58,277	59,755
Oil (Bpd)	9	11	9	11
Total (Mcfed)	58,573	60,502	58,331	59,821
Total:
Gas (Mcfd)	97,098	93,664	98,026	91,684
Oil (Bpd)	469	424	451	421
Total (Mcfed)	99,912	96,208	100,732	94,210

Average sales prices: (4)
Gas (per Mcf) (5)(6)	$7.29	$9.26	$7.67	$9.35
Oil (per Bbl)(7)	75.03	101.34	68.13	104.15

Production costs:(4)(8)
Lease operating expenses per Mcfe	$0.81	$0.82	$0.84	$0.82
Production taxes per Mcfe	0.14	0.41	0.16	0.39

Total production costs per Mcfe	$0.95	$1.23	$1.00	$1.21

Depletion per Mcfe(4)	$2.55	$2.57	$2.79	$2.55

(1)	A reconciliation from net income to adjusted net income attributable to common shareholders per share and pro forma adjusted net income attributable to common shareholders per share is provided in the financial tables of this release.

(2)	Calculation consists of discretionary cash flow divided by pro forma weighted average common shares outstanding for the respective period. A reconciliation from net income to discretionary cash flow is provided in the financial tables of this release. Pro forma weighted average common shares outstanding for the respective period consists of the historical basic weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

(3)	Production quantities consist of the sum of (i) the Company’s proportionate share of production from wells in which it has a direct interest, based on the Company’s proportionate net revenue interest in such wells, and (ii) the Company’s proportionate share of production from wells owned by the investment partnerships in which the Company has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(4)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(5)	The Company’s average sales price for gas before the effects of financial hedging was $3.20 and $10.49 per Mcf for the three months ended September 30, 2009 and 2008, respectively, and $4.01 and $10.03 per Mcf for the nine months ended September 30, 2009 and 2008, respectively. Including the effects of certain allocations of the Company’s production revenue to the investor partners within the Company’s investment partnerships, average gas sales prices for the three and nine months ended September 30, 2009 was $7.06 per Mcf ($2.97 per Mcf before the effects of financial hedging) and $7.55 per Mcf ($3.89 per Mcf before the effects of financial hedging), respectively.

(6)	Includes cash proceeds of $0.3 million and $2.6 million for the three months ended September 30, 2009 and 2008, respectively, and $2.4 million and $10.5 million for the nine months ended September 30, 2009 and 2008, respectively, received from the settlement of ineffective derivative gains associated with the acquisition of the Company’s Michigan operations but not reflected in the consolidated statements of operations.

(7)	The Company’s average sales price for oil before the effects of financial hedging was $62.81 and $106.94 per barrel for the three months ended September 30, 2009 and 2008, respectively, and $52.30 and $108.09 per barrel for the nine months ended September 30, 2009 and 2008, respectively.

(8)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. Including the effects of the Company’s proportionate share of lease operating expenses associated with certain allocations of production revenue to investor partners within its investment partnerships (see Note 5), lease operating expenses per Mcfe for the three and nine months ended September 30, 2009 was $0.73 per Mcfe (total production costs per Mcfe were $0.87) and $0.80 per Mcfe (total production costs per Mcfe were $0.96), respectively.

ATLAS ENERGY, INC.
CAPITALIZATION INFORMATION
(unaudited; in thousands, except per share data)

	September 30, 2009				December 31, 2008
		Atlas				Atlas
		Pipeline				Pipeline
		and Atlas				and Atlas
	Atlas	Pipeline			Atlas	Pipeline
	Energy	Holdings	Consolidated		Energy	Holdings	Consolidated
Total debt	$872,455	$1,255,050	$2,127,505		$873,655	$1,539,427	$2,413,082
Less: Cash	(30,105)	(5,588)	(35,693)		(97,211)	(7,285)	(104,496)

Total net debt	842,350	1,249,462	2,091,812		776,444	1,532,142	2,308,586
Stockholders’ equity	1,185,545	716,454	1,783,843	(1)	1,168,768	588,889	1,529,568	(1)

Total capitalization	$2,027,895	$1,965,916	$3,875,655		$1,945,212	$2,121,031	$3,838,154

Ratio of net debt to capitalization			0.54	x			0.60	x

(1)	Net of eliminated amounts.
ATLAS ENERGY, INC.
CAPITAL EXPENDITURE DATA
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008(1)	2009	2008(1)
Atlas Energy	$34,372	$89,300	$130,785	$224,970
Atlas Pipeline Partners	7,116	81,714	137,610	223,768

Consolidated capital expenditures	$41,488	$171,014	$268,395	$448,738

(1)	Restated to reflect amounts reclassified to discontinued operations due to APL’s sale of its NOARK gas gathering and interstate pipeline system.

ATLAS ENERGY, INC.
Financial Information
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
E&P Operations:
Well construction and completion margin	$12,358	$15,260	$38,995	$44,800
Gas and oil production margin(1)	54,211	67,481	199,463	202,325
Administration and oversight margin	3,149	5,216	9,644	15,370
Well services margin	2,634	2,546	7,989	7,548
Gas gathering	(1,874)	(3,645)	(6,720)	(9,142)

E&P Operations Gross Margin	70,478	86,858	249,371	260,901
Cash general and administrative costs(2)	(15,390)	(11,729)	(41,824)	(35,795)
Other income (loss), net	1,082	737	(337)	1,622

E&P Operations Adjusted EBITDA(3)	56,170	75,866	207,210	226,728
Cash interest expense(4)	(17,903)	(14,099)	(44,287)	(40,398)
Cash income tax refunds (payments)	7,298	—	7,298	—

E&P Operations Discretionary Cash Flow(3)	45,565	61,767	170,221	186,330
Capital expenditures	(34,372)	(89,300)	(130,785)	(224,970)

E&P Operations Free Cash Flow(3)(5)	$11,193	$(27,533)	$39,436	$(38,640)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Reconciliation of non-GAAP measures to net income attributable to common shareholders(3):
E&P Operations Discretionary Cash Flow	$45,565	$61,767	$170,221	$186,330
Atlas Pipeline and Atlas Pipeline Holdings net (income) loss attributable to common shareholders	(2,614)	25,865	6,233	(1,326)
Cash income tax payments (refunds)	(7,298)	—	(7,298)	—
Income tax benefit (provision)	716	(13,647)	(5,555)	(12,288)
Non-recurring Merger costs	(6,108)	—	(6,752)	—
Depreciation, depletion and amortization	(24,563)	(23,584)	(79,863)	(68,339)
Amortization of deferred finance costs	(1,230)	(670)	(2,897)	(2,182)
Non-cash stock compensation expense	(1,034)	(2,706)	(6,055)	(8,121)
Non-cash net loss on sale of assets	(1,444)	—	(5,694)	—
Income attributable to ATN non-controlling interests(6)	(2,351)	(20,361)	(18,067)	(60,811)
Adjustment to reflect the cash impact of derivatives(1)	(353)	(2,561)	(30,976)	(10,509)

Net income (loss) attributable to common shareholders	$(714)	$24,103	$13,297	$22,754

(1)	Includes adjustments to reflect the cash impact of derivatives, including (i) $28.5 million of cash proceeds received in May 2009 from the early settlement of natural gas and oil derivative positions and (ii) cash proceeds received from the settlement of ineffective derivative gains recognized in connection with the acquisition of the Company’s Michigan assets in June 2007 but not reflected in its consolidated statements of operations for the three and nine months ended September 30, 2009 and 2008.

(2)	Excludes non-cash stock-compensation expense and non-recurring costs incurred in connection with the Merger.

(3)	Adjusted EBITDA, discretionary cash flow and net cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Company believes that adjusted EBITDA, discretionary cash flow and net cash flow provide additional information for evaluating the Company’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy Resources’ financial covenants under its credit facility. Adjusted EBITDA, discretionary cash flow and net cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Excludes non-cash amortization of deferred financing costs.

(5)	Excludes the impact of cash distributions paid by Atlas Energy Resources, LLC to its non-controlling interests for periods prior to the Merger on September 29, 2009.

(6)	Represents the non-controlling interests in the net income (loss) of Atlas Energy Resources, LLC prior to the Merger on September 29, 2009.

ATLAS ENERGY, INC.
Financial Information
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Reconciliation of net income (loss) to non-GAAP measure(1):
Net income (loss) attributable to common shareholders	$(714)	$24,103	$13,297	$22,754
Atlas Pipeline and Atlas Pipeline Holdings loss (income) attributable to common shareholders, net of attributable income tax provision (benefit)	2,614	(25,865)	(6,233)	1,326
Non-recurring Merger costs	6,108	—	6,752	—
Adjustments to reflect the cash impact of derivatives	353	2,561	30,976	10,509
Non-cash net loss on sale of assets	1,444	—	5,694	—
Non-cash compensation expense	1,034	2,706	6,055	8,121
Adjustment to non-controlling interests for the above items	(4,295)	(2,028)	(24,192)	(7,442)
Tax effect of the above items	(2,786)	8,387	(7,312)	(4,529)

Adjusted net income	$3,758	$9,864	$25,037	$30,739

Adjusted net income per common share:
Basic	$0.09	$0.25	$0.63	$0.76
Diluted	$0.09	$0.23	$0.63	$0.73
Weighted average common shares outstanding:
Basic	39,780	40,093	39,460	40,251
Diluted	40,706	41,994	40,051	42,121

Pro forma adjusted net income per share(2):
Adjusted net income	$3,758	$9,864	$25,037	$30,739
Adjustment to remove non-controlling interests for Atlas Energy Resources	6,646	22,389	42,259	51,747
Tax effect of the above item	(2,393)	(8,198)	(16,219)	(18,940)

Pro forma adjusted net income	$8,011	$24,055	$51,077	$63,546

Pro forma adjusted net income per common share:
Basic	$0.10	$0.30	$0.65	$0.80
Diluted	$0.10	$0.30	$0.65	$0.78
Pro forma weighted average common shares outstanding(3):
Basic	78,136	78,869	78,095	79,027
Diluted	79,144	81,307	78,714	81,451

(1)	Adjusted net income is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. Management of the Company believes that the above financial measure provides additional information with respect to the Company’s ability to meet its capital expense and working capital requirements. Adjusted net income is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for revenues, net income or cash flows from operating activities prepared in accordance with GAAP.

(2)	Adjusted to reflect the Merger on September 29, 2009, through which the Company issued 38.8 million shares of its common stock in exchange for the 33.4 million Class B common units of ATN not previously held by the Company. The Merger effectively removes the non-controlling interests in the net income of Atlas Energy Resources, LLC upon the completion of the transaction.

(3)	Consists of the historical basic and diluted weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger (see Note 2).

ATLAS ENERGY, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)
Three Months Ended September 30, 2009

		Atlas
		Pipeline
		and Atlas
	Atlas	Pipeline
	Energy	Holdings	Eliminations	Consolidated
Revenue:
Well construction and completion	$81,496	$—	$—	$81,496
Gas and oil production	65,986	—	—	65,986
Transmission, gathering and processing	6,098	199,505	—	205,603
Administration and oversight	3,149	—	—	3,149
Well services	5,012	—	—	5,012
Gain (loss) on asset sales	(1,444)	1,499	—	55
Gain on mark-to-market derivatives	—	1,032	—	1,032
Other income, net	424	4,427	—	4,851

Total revenue	160,721	206,463	—	367,184

Costs and expenses:
Well construction and completion	69,138	—	—	69,138
Gas and oil production	12,128	—	—	12,128
Transmission, gathering and processing	7,972	159,890	—	167,862
Well services	2,378	—	—	2,378
General and administrative	22,532	9,534	—	32,066
Depreciation, depletion and amortization	24,563	21,897	—	46,460

Total costs and expenses	138,711	191,321	—	330,032

Operating income	22,010	15,142	—	37,152

Interest expense	(18,475)	(29,279)	—	(47,754)

Income (loss) from continuing operations before income tax provision (benefit)	3,535	(14,137)	—	(10,602)
Provision (benefit) for income taxes	(716)	—	—	(716)

Net income (loss) from continuing operations	4,251	(14,137)	—	(9,886)
Discontinued operations	—	—	—	—

Net income (loss)	4,251	(14,137)	—	(9,886)
Income attributable to non-controlling interests — E&P Operations	(2,351)	—	—	(2,351)
(Income) loss attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	(953)	12,476	11,523

Net income (loss) attributable to common shareholders	$1,900	$(15,090)	$12,476	$(714)

ATLAS ENERGY, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)
Three Months Ended September 30, 2008

		Atlas
		Pipeline
		and Atlas
	Atlas	Pipeline
	Energy	Holdings	Eliminations	Consolidated
Revenue:
Well construction and completion	$116,987	$—	$—	$116,987
Gas and oil production	81,235	—	—	81,235
Transmission, gathering and processing	4,886	418,077	(12,021)	410,942
Administration and oversight	5,216	—	—	5,216
Well services	5,299	—	—	5,299
Gain on mark-to-market derivatives	—	147,505	—	147,505
Other income, net	737	3,081	—	3,818

Total revenue	214,360	568,663	(12,021)	771,002

Costs and expenses:
Well construction and completion	101,727	—	—	101,727
Gas and oil production	16,315	—	(3,627)	12,688
Transmission, gathering and processing	8,531	333,851	(8,394)	333,988
Well services	2,753	—	—	2,753
General and administrative	14,435	(1,788)	—	12,647
Depreciation, depletion and amortization	23,584	20,741	—	44,325

Total costs and expenses	167,345	352,804	(12,021)	508,128

Operating income	47,015	215,859	—	262,874

Interest expense	(14,769)	(22,562)	—	(37,331)

Income from continuing operations before income tax provision	32,246	193,297	—	225,543
Provision for income taxes	13,647	—	—	13,647

Net income from continuing operations	18,599	193,297	—	211,896
Discontinued operations	—	6,261	—	6,261

Net income	18,599	199,558	—	218,157
Income attributable to non-controlling interests — E&P Operations	(20,361)	—	—	(20,361)
Income attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	(2,591)	(171,102)	(173,693)

Net income (loss) attributable to common shareholders	$(1,762)	$196,967	$(171,102)	$24,103

ATLAS ENERGY, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)
Nine Months Ended September 30, 2009

		Atlas
		Pipeline
		and Atlas
	Atlas	Pipeline
	Energy	Holdings	Eliminations	Consolidated
Revenue:
Well construction and completion	$257,231	$—	$—	$257,231
Gas and oil production	207,908	—	—	207,908
Transmission, gathering and processing	16,210	555,929	(16,766)	555,373
Administration and oversight	9,644	—	—	9,644
Well services	14,911	—	—	14,911
Gain (loss) on asset sales	(5,694)	111,440	—	105,746
Loss on mark-to-market derivatives	—	(17,245)	—	(17,245)
Other income (loss), net	(995)	12,691	—	11,696

Total revenue	499,215	662,815	(16,766)	1,145,264

Costs and expenses:
Well construction and completion	218,236	—	—	218,236
Gas and oil production	39,421	—	(6,204)	33,217
Transmission, gathering and processing	22,930	458,384	(10,562)	470,752
Well services	6,922	—	—	6,922
General and administrative	54,631	26,988	—	81,619
Depreciation, depletion and amortization	79,863	67,564	—	147,427

Total costs and expenses	422,003	552,936	(16,766)	958,173

Operating income	77,212	109,879	—	187,091

Interest expense	(46,526)	(77,796)	—	(124,322)

Income from continuing operations before income tax provision	30,686	32,083	—	62,769
Provision for income taxes	5,555	—	—	5,555

Net income from continuing operations	25,131	32,083	—	57,214
Discontinued operations	—	59,769	—	59,769

Net income	25,131	91,852	—	116,983
Income attributable to non-controlling interests — E&P Operations	(18,067)	—	—	(18,067)
Income attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	(2,075)	(83,544)	(85,619)

Net income (loss) attributable to common shareholders	$7,064	$89,777	$(83,544)	$13,297

ATLAS ENERGY, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)
Nine Months Ended September 30, 2008

		Atlas Pipeline
		and Atlas
	Atlas	Pipeline
	Energy	Holdings	Eliminations	Consolidated
Revenue:
Well construction and completion	$343,466	$—	$—	$343,466
Gas and oil production	236,417	—	—	236,417
Transmission, gathering and processing	15,151	1,235,976	(32,768)	1,218,359
Administration and oversight	15,370	—	—	15,370
Well services	15,363	—	—	15,363
Gain on asset sales	—	—	—	—
Loss on mark-to-market derivatives	—	(257,344)	—	(257,344)
Other income, net	1,622	10,220	—	11,842

Total revenue	627,389	988,852	(32,768)	1,583,473

Costs and expenses:
Well construction and completion	298,666	—	—	298,666
Gas and oil production	44,601	—	(8,866)	35,735
Transmission, gathering and processing	24,293	992,113	(23,902)	992,504
Well services	7,815	—	—	7,815
General and administrative	43,916	14,676	—	58,592
Depreciation, depletion and amortization	68,339	61,200	—	129,539

Total costs and expenses	487,630	1,067,989	(32,768)	1,522,851

Operating income (loss)	139,759	(79,137)	—	60,622

Interest expense	(42,580)	(63,958)	—	(106,538)

Income (loss) from continuing operations before income tax provision (benefit)	97,179	(143,095)	—	(45,916)
Provision for income taxes	12,288	—	—	12,288

Net income (loss) from continuing operations	84,891	(143,095)	—	(58,204)
Discontinued operations	—	20,181	—	20,181

Net income (loss)	84,891	(122,914)	—	(38,023)
Income attributable to non-controlling interests — E&P Operations	(60,811)	—	—	(60,811)
(Income) loss attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	(7,793)	129,381	121,588

Net income (loss) attributable to common shareholders	$24,080	$(130,707)	$129,381	$22,754

ATLAS ENERGY, INC.
CONDENSED CONSOLIDATING BALANCE SHEETS
(unaudited; in thousands, except per share data)
September 30, 2009

		Atlas Pipeline
		and Atlas
	Atlas	Pipeline
	Energy	Holdings	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$30,105	$5,588	$—	$35,693
Accounts receivable	95,285	70,267	(19,658)	145,894
Current portion of derivative asset	84,446	4,514	—	88,960
Prepaid expenses and other	13,466	15,315	—	28,781
Current assets of discontinued operations	—	—	—	—

Total current assets	223,302	95,684	(19,658)	299,328

Property, plant and equipment, net	2,010,163	1,698,226	—	3,708,389
Goodwill and intangible assets, net	38,225	174,480	—	212,705
Long-term derivative asset	40,425	1,980	—	42,405
Investment in joint venture	—	133,740	—	133,740
Investment in subsidiaries	114,156	—	(114,156)	—
Other assets, net	40,147	35,012	—	75,159
Long-term assets of discontinued operations	—	—	—	—

	$2,466,418	$2,139,122	$(133,814)	$4,471,726

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$31,658	$(19,658)	$12,000
Accounts payable	86,223	19,706	—	105,929
Liabilities associated with drilling contracts	16,590	—	—	16,590
Accrued producer liabilities	—	45,539	—	45,539
Current portion of derivative liability	5,106	41,464	—	46,570
Accrued and other current liabilities	157,236	31,547	—	188,783
Current liabilities of discontinued operations	—	—	—	—

Total current liabilities	265,155	169,914	(19,658)	415,411

Long-term debt, less current portion	872,455	1,243,050	—	2,115,505
Deferred tax liability	51,158	—	—	51,158
Long-term derivative liability	24,591	9,256	—	33,847
Other long-term liabilities	71,514	448	—	71,962

Stockholders’ equity:
Stockholders’ equity	1,131,025	(1,893)	1,893	1,131,025
Accumulated other comprehensive income	50,351	(8,427)	8,427	50,351

	1,181,376	(10,320)	10,320	1,181,376
Non-controlling interests	169	726,774	(124,476)	602,467

Total stockholders’ equity	1,181,545	716,454	(114,156)	1,783,843

	$2,466,418	$2,139,122	$(133,814)	$4,471,726

ATLAS ENERGY, INC.
CONDENSED CONSOLIDATING BALANCE SHEETS
(unaudited; in thousands, except per share data)
December 31, 2008

		Atlas Pipeline
		and Atlas
	Atlas	Pipeline
	Energy	Holdings	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$97,211	$7,285	$—	$104,496
Accounts receivable	93,101	79,326	—	172,427
Current portion of derivative asset	107,765	44,961	—	152,726
Prepaid expenses and other	46,681	10,998	—	57,679
Current assets of discontinued operations	—	13,441	—	13,441

Total current assets	344,758	156,011	—	500,769

Property, plant and equipment, net	1,963,804	1,781,011	—	3,744,815
Goodwill and intangible assets, net	39,004	193,647	—	232,651
Long-term derivative asset	69,451	—	—	69,451
Investment in joint venture	—	—	—	—
Investment in subsidiaries	228,089	—	(228,089)	—
Other assets, net	30,845	25,185	—	56,030
Long-term assets of discontinued operations	—	242,165	—	242,165

	$2,675,951	$2,398,019	$(228,089)	$4,845,881

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Accounts payable	74,154	66,571	—	140,725
Liabilities associated with drilling contracts	96,883	—	—	96,883
Accrued producer liabilities	—	66,846	—	66,846
Current portion of derivative liability	12,829	60,947	—	73,776
Accrued and other current liabilities	122,563	15,861	—	138,424
Current liabilities of discontinued operations	—	10,572	—	10,572

Total current liabilities	306,429	220,797	—	527,226

Long-term debt, less current portion	873,655	1,539,427	—	2,413,082
Deferred tax liability	242,058	—	—	242,058
Long-term derivative liability	10,771	48,332	—	59,103
Other long-term liabilities	74,270	574	—	74,844

Stockholders’ equity:
Stockholders’ equity	390,372	(5,463)	5,463	390,372
Accumulated other comprehensive income	21,143	(15,788)	15,788	21,143

	411,515	(21,251)	21,251	411,515
Non-controlling interests	757,253	610,140	(249,340)	1,118,053

Total stockholders’ equity	1,168,768	588,889	(228,089)	1,529,568

	$2,675,951	$2,398,019	$(228,089)	$4,845,881

ATLAS ENERGY RESOURCES, LLC
STAND-ALONE STATEMENTS OF OPERATIONS DATA
(unaudited; in thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Well construction and completion	$81,496	$116,987	$257,231	$343,466
Gas and oil production	65,986	81,234	207,908	236,417
Administration and oversight	3,150	5,216	9,644	15,370
Well services	5,012	5,298	14,911	15,362
Gathering	6,098	4,886	16,210	15,151
Other income, net	201	325	280	844

Total revenues	161,943	213,946	506,184	626,610

Costs and expenses:
Well construction and completion	69,138	101,727	218,236	298,666
Gas and oil production	12,127	16,315	39,421	44,601
Well services	2,378	2,753	6,922	7,815
Gathering	7,973	4,625	18,951	14,358
General and administrative	20,573	11,952	47,390	36,030
Depreciation, depletion and amortization	24,563	23,586	79,866	68,344
Loss on asset sale	1,444	—	5,694	—

Total costs and expenses	138,196	160,958	416,480	469,814

Operating income	23,747	52,988	89,704	156,796

Interest expense	(19,162)	(14,798)	(47,270)	(42,666)

Net income	4,585	38,190	42,434	114,130
Income attributable to non-controlling interests	(14)	(10)	(44)	(48)

Net income attributable to owner’s/members’ interests	$4,571	$38,180	$42,390	$114,082

Allocation of net income attributable to owner’s/members’ interests:
Portion allocable to members’ interests (period prior to merger on September 29, 2009)	$4,521	$38,180	$42,340	$114,082
Portion allocable to owner’s interest (period subsequent to merger on September 29, 2009)	50	—	50	—

	$4,571	$38,180	$42,390	$114,082

Allocation of net income (loss) attributable to members’ interests:
Class A member’s units	$90	$2,417	$(7,109)	$6,836
Class B members’ units	4,431	35,763	49,449	107,246

Net income attributable to members’ interests	$4,521	$38,180	$42,340	$114,082

Net income attributable to Class B members per unit:
Basic	$0.07	$0.56	$0.77	$1.71

Diluted	$0.07	$0.55	$0.77	$1.70

Weighted average Class B members’ units outstanding:
Basic	63,381	63,381	63,381	62,083

Diluted	63,452	63,844	63,405	62,561

ATLAS ENERGY RESOURCES, LLC
STAND-ALONE CONDENSED BALANCE SHEET DATA
(unaudited; in thousands)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,447	$5,655
Accounts receivable	73,161	69,411
Current portion of derivative receivable from Partnerships	345	3,022
Current portion of derivative asset	84,446	107,766
Prepaid expenses and other	12,698	14,714

Total current assets	173,097	200,568

Property, plant and equipment, net	2,010,163	1,963,891
Other assets, net	26,840	18,403
Long-term derivative asset	40,425	69,451
Intangible assets, net	3,059	3,838
Goodwill, net	35,166	35,166

	$2,288,750	$2,291,317

LIABILITIES AND OWNER’S/MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$86,442	$74,262
Accrued interest	12,654	19,878
Accrued liabilities	15,889	5,872
Liabilities associated with drilling contracts	16,590	96,883
Accrued well drilling and completion costs	68,055	43,946
Current portion of derivative payable to Partnerships	23,173	34,932
Current portion of derivative liability	5,105	12,829

Total current liabilities	227,908	288,602

Long-term debt	872,455	873,655
Other long-term liabilities	—	6,337
Long-term derivative payable to Partnerships	17,021	22,581
Advances from affiliates	—	1,712
Long-term derivative liability	24,591	10,771
Asset retirement obligations	50,907	48,136

Commitments and contingencies

Owner’s/members’ equity:
Class B members’ interests	—	932,804
Class A member’s interest	—	6,257
Owner’s equity	1,006,227	—
Accumulated other comprehensive income	89,472	100,275

	1,095,699	1,039,336
Non-controlling interest	169	187

Total owner’s/members’ equity	1,095,868	1,039,523

	$2,288,750	$2,291,317

ATLAS ENERGY, INC.
Ownership Interests Summary

		Overall
		Ownership
		Interest
Atlas Energy Ownership Interests as of September 30, 2009:	Amount	Percentage
ATLAS PIPELINE HOLDINGS(1):
General partner interest	100%	N/A
Common units	17,808,109	64.4%

Total		64.4%

ATLAS PIPELINE:
Atlas Energy directly-owned common units	1,112,000	2.2%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate ownership interest		18.0%

(1)	Atlas Pipeline Holdings directly owns the following ownership interests in Atlas Pipeline Partners:

General partner interest	100%	2.0%
Common units	5,754,253	11.2%
Incentive distribution rights	100%	N/A

Total Atlas Pipeline Holdings direct ownership interests in Atlas Pipeline		13.2%